Exhibit 32.1

Certification of Chief Executive Officer of

Storm Cat Energy Corporation (Pursuant To 18 U.S.C. Section 1350)

In connection with this Quarterly Report of Storm Cat Energy Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph M. Brooker, Chief Executive Officer of the Company,  hereby certify, pursuant to 18 U.S.C., § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 9, 2007

/s/ Joseph M. Brooker
Joseph M. Brooker
Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Storm Cat Energy Corporation and will be retained by Storm Cat Energy Corporation and furnished to the Securities and Exchange Commission upon request.